UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2026

CIPHER DIGITAL INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39625	85-1614529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Vanderbilt Avenue
Floor 54
New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (332) 262-2300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CIFR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture and Notes

On October 16, 2026, Cipher Digital Inc. (the “Company”) issued $850.0 million aggregate principal amount of its 0.00% Convertible Senior Notes due 2032 (the “Notes”). The Notes were issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of October 16, 2026, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Pursuant to the purchase agreement between the Company and the representatives of the initial purchasers of the Notes, the Company granted the initial purchasers a 13-day option to purchase up to an additional $150,000,000 aggregate principal amount of Notes.

The Notes will be the Company’s senior, unsecured obligations and will be (i) equal in right of payment with the Company’s existing and future senior, unsecured indebtedness, including the Company’s existing $6.6 million principal amount of 1.75% Convertible Senior Notes due 2030 (the “2030 Notes”) that will remain outstanding following the Concurrent 2030 Notes Exchange (as defined below) and $1.3 billion principal amount of 0.00% Convertible Senior Notes due 2031; (ii) senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the Notes; (iii) effectively subordinated to the Company’s existing and future secured indebtedness, including the Company’s $200.0 million senior secured revolving credit facility (the “Revolving Credit Facility”), to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries, including the subsidiary senior secured notes and the subsidiary guarantees of the Revolving Credit Facility.

The Notes will not bear regular interest, and the principal amount of the Notes will not accrete. The Notes will mature on November 1, 2032, unless earlier repurchased, redeemed or converted. Prior to August 1, 2032, the Notes will be convertible only upon satisfaction of certain conditions and during certain period, and thereafter, the Notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The Company will settle conversions by paying or delivering, as applicable, cash, shares of its common stock, or a combination of cash and shares of its common stock, at the Company’s election. The initial conversion rate is 65.3211 shares of the Company’s common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $15.31 per share of the Company’s common stock. The conversion rate and conversion price will be subject to customary adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.

Except pursuant to a cleanup redemption (as described below), the Notes will be redeemable, in whole or in part (subject to certain limitations described below), for cash at the Company’s option at any time, and from time to time, on or after November 5, 2029 and on or before the 30th scheduled trading day immediately before the maturity date, but only if (i) the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice and (2) the trading day immediately before the date the Company sends such redemption notice, and (ii) certain “liquidity conditions” (as defined in the Indenture) having been satisfied. However, the Company may not redeem less than all of the outstanding Notes unless at least $100.0 million aggregate principal amount of Notes are outstanding and not called for redemption as of the time the Company sends the related redemption notice. In addition, the Company may redeem all, but not less than all, of the Notes at any time if the aggregate principal amount of Notes then outstanding is less than 10% of the aggregate original principal amount of Notes and certain other conditions set forth in the Indenture are satisfied (a “cleanup redemption”). The redemption price will be a cash amount equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid special interest and additional interest, if any, to, but excluding, the redemption date. In addition, calling any Note for redemption (including a cleanup redemption) will constitute a Make-Whole Fundamental Change with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption.

If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then, subject to a limited exception for certain cash mergers, noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid special interest and additional interest, if any, to, but excluding, the “Fundamental Change Repurchase Date” (as defined in the Indenture). The definition of Fundamental Change includes certain business combination transactions involving the Company, certain de-listing events with respect to the Company’s common stock and the approval of a liquidation or dissolution plan by the Company’s stockholders.

Unless prior to November 1, 2030 the Company has issued a notice of redemption in respect of all then-outstanding Notes, each noteholder will have the right to require the Company to repurchase such noteholder’s Notes on November 1, 2030 for cash in an amount equal to the principal amount of the Notes to be repurchased plus accrued and unpaid special interest and additional interest, if any, to, but excluding, the “Optional Repurchase Date” (as defined in the Indenture).

The Notes will have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interest on the Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iii) the Company’s failure to convert a Note upon the exercise of a conversion right; (iv) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (v) a default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (vi) certain defaults by the Company or any of its significant subsidiaries with respect to indebtedness for borrowed money of at least $80,000,000; (vii) one or more final judgments in excess of $80,000,000 rendered against the Company or any of its significant subsidiaries, which remain undischarged or unstayed for 60 days after the date on which the right to appeal has expired or on which all rights to appeal have been extinguished; and (viii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of its significant subsidiaries.

If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then the principal amount of, and all accrued and unpaid special interest and additional interest, if any, on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid special interest and additional interest, if any, on, all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the Notes for up to 365 days at a specified rate per annum not exceeding 0.50% on the principal amount of the Notes.

The above description of the Indenture and the Notes is a summary and is not complete. A copy of the Indenture and the form of the certificate representing the Notes are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Indenture and the Notes set forth in such Exhibits.

Capped Call Transactions

On October 13, 2026, in connection with the pricing of the offering of Notes, the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with certain of the initial purchasers or their affiliates and certain other financial institutions (the “Option Counterparties”). The

Capped Call Transactions cover, subject to customary anti-dilution adjustments, the number of shares of the Company’s common stock that initially underlie the Notes. The Capped Call Transactions are generally expected to reduce the potential dilution to the Company’s common stock upon any conversion of the Notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be with such reduction and/or offset subject to a cap. The cap price of the Capped Call Transactions is initially $28.35, which represents a premium of 150% over the last reported sale price of the Company’s common stock on October 13, 2026. The cost of the Capped Call Transactions was approximately $89.7 million.

The Capped Call Transactions are separate transactions, each between the Company and the applicable Option Counterparty, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes or the Indenture. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The above description of the Capped Call Transactions is a summary and is not complete. A copy of the form of confirmation for the Capped Call Transactions is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the confirmations set forth in such Exhibit.

Concurrent 2030 Notes Exchange

On October 13, 2026, concurrently with the pricing of the offering of Notes, the Company entered into separate, privately negotiated exchange agreements (the “Exchange Agreements”) with a limited number of holders of the 2030 Notes, pursuant to which such holders agreed to exchange approximately $165.9 million aggregate principal amount of the 2030 Notes for aggregate consideration (inclusive of accrued interest) consisting of approximately 40.7 million shares of the Company’s common stock (the “Concurrent 2030 Notes Exchange”). The 2030 Notes were issued pursuant to an indenture, dated as of May 22, 2025 (the “2030 Notes Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee. The Concurrent 2030 Notes Exchange was consummated on October 16, 2026. In connection with the Concurrent 2030 Notes Exchange, approximately $165.9 million aggregate principal amount of 2030 Notes were surrendered to the trustee for cancellation in accordance with the 2030 Notes Indenture. Following the Concurrent 2030 Notes Exchange, approximately $6.6 million aggregate principal amount of the 2030 Notes remains outstanding, with terms unchanged.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Notes were issued to the initial purchasers in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in transactions not involving any public offering. The Notes were resold by the initial purchasers to persons whom the initial purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of the Company’s common stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Additionally, the 40.7 million shares of the Company’s common stock issued in the Concurrent 2030 Notes Exchange were issued in reliance upon Section 3(a)(9) of the Securities Act, and no commission or other remuneration was paid or given, directly or indirectly, for soliciting such exchange.

Item 7.01.	Regulation FD Disclosure.

The Company today delivered respective notices relating to a change in default settlement method (the “Notices”) to holders of its outstanding 2030 Notes and 0.00% convertible senior notes due 2031 and U.S. Bank Trust Company, National Association, as trustee for each series of the outstanding notes. The Notices announce the Company’s election to change the default settlement for all conversions of each series of the notes. Unless otherwise specified by the Company in accordance with the provisions of the applicable indenture in connection with any particular conversion of the notes of either series, the Company will be required to settle conversions of the notes of each series via physical settlement. The Notices are furnished herewith as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of October 16, 2026, between Cipher Digital Inc. and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of certificate representing the 0.00% Convertible Senior Notes due 2032 (included as Exhibit A to Exhibit 4.1).

10.1	Form of confirmation for the Capped Call Transactions.

99.1	Notice of Change in Default Settlement Method

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cipher Digital Inc.

Date: October 16, 2026	/s/ William Iwaschuk
William Iwaschuk
Co-President & Chief Legal Officer